Exhibit 23.1

Consent of Independent Auditors’

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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41343) of SEI Investments Company of our report dated June 10, 2003 relating to the statement of net assets available for benefits of the SEI Investments Capital Accumulation Plan as of December 31, 2002, and the related statement of changes in net assets available for benefits for the year then ended, and related supplemental schedule, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

June 26, 2003

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